UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 7, 2004 (December 2, 2004)

VERILINK CORPORATION

(Exact name of registrant as specified in charter)

Delaware (State of incorporation)	000-28562 (Commission File Number)	94-2857548 (IRS Employer Identification No.)

127 JETPLEX CIRCLE
MADISON, AL 35758-8989
(Address of principal executive offices / Zip Code)

256.327.2001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

     In connection with the appointment of Timothy R. Anderson as Vice President and Chief Financial Officer of Verilink Corporation (the “Company”), the Company and Mr. Anderson executed an employment offer letter as of December 2, 2004. The letter sets forth the terms of Mr. Anderson’s employment with the Company and provides for an annual base salary of $220,000. The Company has agreed to grant Mr. Anderson an option to purchase 200,000 shares of the Company’s common stock. It is anticipated that this option will be granted without stockholder approval as permitted under Nasdaq Marketplace Rule 4350(i)(1)(A)(iv). This option will have an exercise price equal to the fair market value per share on the grant date; duration of ten years; and vesting over a four-year period at the rate of 25% after one year from the date of hire and 1/48th of the total options granted per month each month thereafter.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     The Company appointed Timothy R. Anderson as its Vice President and Chief Financial Officer, effective December 2, 2004. The Company and Mr. Anderson entered into an employment offer letter as described in Item 1.01 of this Current Report. Mr. Anderson will also enter into the Company’s standard Change of Control Agreement for executive officers other than the CEO, the form of which has been filed as exhibit 10.10 to the Company’s Annual Report on Form 10-K for the year ended July 2, 2004.

     Mr. Anderson served as Treasurer, Chief Financial Officer of Carrier Access Corporation from 2000 to November 2004. He also served as the Vice President of Finance at Carrier Access from 1999 to 2000 and previously held the position of Corporate Controller from 1996 to 1999. From 1994 to 1996, Mr. Anderson served as Controller for RIK Medical, a privately held startup and manufacturer of medical equipment. From 1990 to 1994, Mr. Anderson served as Vice President and Chief Financial Officer of Alpen Incorporated, a privately held manufacturer of insulated glass. Mr. Anderson began his career in finance with Motorola from 1982 to 1990, where he held progressive accounting and financial management positions. Mr. Anderson received a Masters in Business Administration and a Bachelor of Science in Business Administration from the University of Colorado at Boulder. He is a Certified Management Accountant (CMA) and is 45 years old.

     C.W. Smith, who served as the Company’s Chief Financial Officer since November 2001, will remain with the Company as Vice President and Corporate Controller.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VERILINK CORPORATION (Registrant)

Dated: December 7, 2004	By:	/s/ C. W. Smith

C. W. Smith Vice President and Corporate Controller

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